Exhibit 99

ADUROMED ANNOUNCES ANOTHER MEDCLEAN SYSTEM SALE

Bethel, CT - (July 10, 2007) - Aduromed Industries Inc. (OTC.BB: ADRM) a leading manufacturer of medical waste treatment systems, today announced another sale of its MC4 Series system to its alliance partner, ARAMARK. This MedClean® system will be installed at a hospital site in Pennsylvania and will treat over 500,000 pounds of medical waste annually.

This will be ADRM's 12th installation within the last twelve months and its fourth in Pennsylvania. This system is expected to be installed and commence operation before year-end.

“ARAMARK continues to demonstrate a commitment to Aduromed through the joint offering of our safe, effective and cost saving solution to their clients," said Damien Tanaka, President and CEO of Aduromed. "The MedClean system provides many value propositions to ARAMARK’s clients, and we are now seeing momentum in these value propositions turning into sales with the help of ARAMARK.”

About Aduromed Corporation

Aduromed Industries, Inc., through its wholly-owned subsidiary, Aduromed Corporation, is one of the largest modern day providers of systems for the onsite disposal of medical waste that incorporates the design, installation and servicing of turnkey systems to treat infectious regulated medical waste (RMW). ADRM provides proprietary equipment and systems for efficient, safe, cost effective and legally compliant alternative solutions to incineration or off-site hauling of RMW, as well as to other treatment technologies and methodologies. With a strong base of suppliers and clients ADRM is positioned for significant growth within the medical waste industry.

Aduromed's MedClean Series System treats and processes all forms of RMW, sterilizing the waste prior to rendering it unrecognizable. Through use of a unique and proprietary dual-stage shredding machine, this System converts such waste into safe solid waste (SSW) for disposal into a normal landfill. The System is part of Aduromed's MedClean Program, which incorporates collection, transportation and processing of medical waste on site, and eliminates any manual handling or transfer of the medical waste until its conversion into SSW, thereby protecting the operator and limiting liability for the institutions using the Program. The Program provides the further benefit of eliminating the transportation of RMW over public roadways. The unique design and arrangement of the System's components make it the smallest footprint within an industry where real estate is at a premium. Each MedClean Series System installation is sized appropriately to ensure ample capacity to treat and process medical waste efficiently and effectively.

The current US medical waste market is estimated to be $3 billion. Further information on Aduromed can be found at www.aduromed.com and in filings with the Securities and Exchange Commission found at www.sec.gov.

This press release and the information incorporated by reference may include "forward looking statements": within the meaning of applicable Federal Securities Laws. The Company intends the forward looking statements to be covered by the safe harbor provisions for forward looking statements. All statements regarding the Company's expected financial position and operating results, its business strategy, its financing plans and the outcome of any contingencies are forward looking statements. The forward looking statements are based on current estimates and projections about our industry and our business. Words such as "anticipates," "expects," intends," "plans," "believes," "seeks," "estimates," variations of such words and similar expressions are intended to identify such forward looking statements. The forward looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by any forward looking statements, including those set forth in our most recent Annual Report on Form 10-KSB for the year ended December 31, 2006, filed with the SEC on March 30, 2007,and other filings with the SEC, and are subject to change at any time. The Company assumes no obligation to update publicly the forward looking statements contained herein, whether as a result of new information, future events or otherwise, except as may be required by law.

Direct inquiries to:	Johnnie D. Johnson, IR Services, LLC
Tel: 860 434 2465
E-mail: jdjohnson@corpirservices.com